                          REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement (the "Agreement") is made as of June 24, 1997, between KOALA CORPORATION, a Colorado corporation ("Borrower") and COLORADO NATIONAL BANK, a national banking association ("Bank").

                                   RECITALS:

i. Borrower has requested that Bank make available to Borrower a revolving line of credit in the amount of $2,000,000 for working capital and acquisition purposes; and

ii. Bank is willing to make available such line of credit as requested by Borrower, upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, Borrower and Bank agree as follows:

1. TERMS OF BORROWING
   ------------------

1.01 Revolving Credit Line.  Subject to the following terms and conditions, Bank
     ---------------------
     agrees to make a line of credit available to Borrower (the "Revolving Credit Line") in the maximum amount of $2,000,000 (the "Maximum Line") or, if less, the amount of the Cash Flow Limit (defined below), pursuant to which Bank will make loans to Borrower (each an "Advance") in such amounts as Borrower may request from time to time, the proceeds of which shall be used for working capital and future acquisitions. The aggregate outstanding principal balance of all Advances made hereunder may not exceed the Maximum Line. Amounts borrowed under the Revolving Credit Line may be repaid prior to the Termination Date (defined below) without penalty and may be reborrowed subject to the terms hereof.

     Bank's commitment to make Advances hereunder is subject to the conditions in Section 3 below and the following limitations:

     a. Bank's commitment to lend hereunder terminates on June 24, 1998 (the "Termination Date"), if not sooner terminated under Section 7 below;

     b. Bank shall not be obligated to make any Advance which would cause the outstanding principal balance of the Revolving Credit Line (the "Line Balance") to exceed the Maximum Line or, if less, the Cash Flow Limit; and

     c. Bank shall not be obligated to make any Advance if an Event of Default, as defined in Section 6 below, or an event which, with the giving of notice or lapse of time, or both, would become an Event of Default (a "Potential Default"), has occurred and has not been cured by Borrower or waived by Bank.

1.02 Line Note.  Borrower's indebtedness to Bank for amounts borrowed under the
     ---------
     Revolving Credit Line and for interest accrued thereon shall be evidenced by Borrower's promissory note to Bank, on Bank's standard form for commercial promissory notes and otherwise satisfactory to Bank, in the principal amount of the Maximum Line (the "Line Note").

1.03 Interest.  Borrower agrees to pay interest on the Line Balance from time to
     --------
     time as provided herein. Interest will accrue on the daily outstanding Line Balance at a fluctuating rate per annum equal to the applicable "Reserve Adjusted LIBOR Rate" plus the applicable margin as set forth below for the selected Interest Period (see the attached Exhibit A which will be
                                                        ---------
     attached to and incorporated into the Line Note for terms and definitions which will apply while the interest rate is based on a Reserve Adjusted LIBOR Rate). Borrower shall have the option to select an Interest Period on
     each new Advance.   The interest rate for any new Advance or any Advance
     outstanding on a one-month reset daily basis will be subject to further adjustment quarterly, as of the first day of each fiscal quarter, as follows: When Borrower's ratio of Debt (as defined in Section 5.02) to Annualized Cash Flow (as defined in Section 1.04) is within one of the ranges set forth below, then the "margin" or "spread" to be added to the applicable Reserve Adjusted LIBOR Rate shall be the rate per annum set forth below opposite such range:

               Range of Debt/Annualized
               Cash Flow Ratios                Margin
               -----------------               ------

               (less than)  1.00:1              2.25%
               1.00:1 (= or less than) 2.50:1   2.50%
               (greater than)  2.50:1           2.75%

     Accrued interest shall be due and payable (i) on the first day of each month, (ii) at maturity of the Line Note and (iii) on demand after such maturity. After the occurrence of an Event of Default or after maturity or any acceleration of maturity of the Line Note, at Bank's option, the interest rate applicable to the Line Balance may be increased as provided in the Line Note and Borrower agrees to pay any such increased interest. Interest shall be computed using the actual number of days in the period for which such computation is made and a per diem rate equal to 1/360 of the fluctuating rate per annum.

1.04 Cash Flow Limit.  The "Cash Flow Limit" means from time to time an amount
     ---------------
     equal to the result of multiplying Borrower's Annualized Cash Flow by 3.5 where "Annualized Cash Flow" means Borrower's earnings before interest, taxes, depreciation and amortization calculated at the end of each quarter for the previous four quarters (i.e. on a four-quarter trailing basis).

1.05 Repayment of Principal.  Borrower agrees to repay all Advances made
     ----------------------
     hereunder. The Line Balance will be due and payable in full at the maturity of the Line Note, which will be June 24, 1998 subject to acceleration upon the occurrence of an Event of Default.

1.06 Method of Borrowing.  Requests for Advances may be submitted by Borrower in
     -------------------
     writing or by telephone. Bank shall be entitled to honor any such request it reasonably believes to be genuine, whether or not the person making the request is named as an authorized person in any corporate resolution or instruction furnished Bank by Borrower. Advances shall be disbursed only by deposit to a demand deposit account maintained by Borrower at Bank. Proceeds of an Advance shall be disbursed on the Banking Day (as defined in the Colorado Uniform Commercial Code) Bank receives Borrower's request if such request is received before 2:00 p.m. Denver time on such day, and on the next Banking Day if received at or after 2:00 p.m. on such day, and in either case the conditions of Section 4 are met.

1.07 Letters of Credit.  In the event and to the extent Bank issues a letter of
     -----------------
     credit (an "L/C") on behalf of Borrower under the Revolving Credit Line in lieu of an advance, the Maximum Line shall be considered utilized by the amount of such L/C. Borrower shall pay fees for any such L/C at the time of issuance according to Bank's schedule of fees relating to letters of credit in effect from time to time; and Borrower shall execute Bank's then current standard form application and agreement for such L/C. Amounts drawn under any such L/C and honored by Bank but not immediately reimbursed by Borrower to Bank shall become an Advance hereunder in such amount at such time evidenced by the Line Note and subject to all the terms of this Agreement, whether or not any Event of Default or Potential Default has occurred. No such L/C shall expire later than the Termination Date.

1.08 Loan Fee.  Borrower agrees to pay Bank a fee of $2,000.00, being one-tenth
     --------
     of one percent (0.1%) of the Maximum Line, payable in advance on the date of execution hereof by Borrower.

1.09 Annual Rest Period.  Notwithstanding that the Line Balance is not due in
     ------------------
     full until maturity, Borrower agrees to reduce the Line Balance to zero and refrain from reborrowing for a period of 30 consecutive days commencing at a time selected by Borrower not less than 30 days prior to the Termination Date.

2. REPRESENTATIONS AND WARRANTIES
   ------------------------------

   To induce Bank to enter into this Agreement, Borrower represents and warrants as follows:

2.01 Incorporation.  Borrower is a corporation duly organized, validly existing,
     -------------
     and in good standing under the laws of the State indicated at the beginning of this Agreement, and Borrower is duly qualified or licensed and in good standing to do business as a foreign corporation in all jurisdictions in which the nature of Borrower's business requires qualification.

2.02 Borrower's Authorization.  The execution, delivery and performance by
     ------------------------
     Borrower of this Agreement, the Line Note and any other documents required by the Bank in connection with this Agreement (collectively, the "Closing Documents") are within Borrower's corporate powers, have been authorized by all necessary corporate action and do not and will not contravene Borrower's Articles of Incorporation or Bylaws, violate any provision of law or result in a breach of or default under any other agreement to which Borrower is a party.

2.03 Litigation.  There is no pending or threatened action, claim,
     ----------
     investigation, lawsuit or proceeding against or affecting Borrower before any court, governmental agency, arbitrator or arbitration panel, which if decided adversely to Borrower would have a material adverse affect on the financial condition or operations of Borrower or in any event which claims or involves an amount exceeding $100,000 ("Material Litigation").

2.04 Financial Condition.  The audited balance sheet of Borrower as at December
     -------------------
     31, 1996, and the related statements of income and retained earnings for the fiscal year then ended, and the unaudited balance sheet of Borrower as at March 31, 1997, and the related statements of income and retained earnings for the period then ended, copies of which have been furnished to Bank, fairly present the financial condition of Borrower as at such dates and the results of the operations of Borrower for the periods ended on such dates, all in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, subject to year-end audit adjustments for the unaudited March 31, 1997 financial statements, and since March 31, 1997 there has been no material adverse change in such condition or operations.

2.05 Valid Obligations.  This Agreement constitutes, and each of the Line Note
     -----------------
     and the Closing Documents when delivered hereunder will be, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms.

2.06 Taxes.  Borrower (i) has filed all tax reports and returns required to be
     -----
     filed, including but not limited to reports and returns concerning income, franchise, employment, sales and use, and property taxes; (ii) has paid all of its tax liabilities which were due on or prior to the date hereof; and
     (iii) is not aware of any pending investigation by any taxing authority or of any pending assessments or adjustments which would materially increase its tax liability.

2.07 Regulation U.  Borrower is not engaged in the business of extending credit
     ------------
     for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

2.08 Disclosure.  No information, exhibit or report furnished by Borrower to
     ----------
     Bank in connection with the negotiation of this Agreement contains any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading.

2.09 Environmental Compliance.  The ownership and operation of Borrower's
     ------------------------
     properties have been and are in compliance with all applicable federal, state, and local environmental protection and hazardous waste disposal statutes and regulations. Borrower has not received any notice of claim under or violation of any such laws affecting Borrower's properties.

3. CONDITIONS PRECEDENT
   --------------------

3.01 Conditions Precedent to Initial Advance.  The obligation of Bank to make
     ---------------------------------------
     its initial Advance hereunder is subject to the condition precedent that Bank shall have received on or before the day of such Advance the following, each in form and substance satisfactory to Bank:

     i. the Line Note and such Closing Documents as may be specified by Bank, each duly executed by Borrower, and any fees specified above;

     ii. copies of the Articles of Incorporation and By-laws of Borrower, each certified by the Secretary of Borrower to be a true and correct copy thereof, including all amendments thereto, if any;

     iii. certified copies of the resolutions of the Board of Directors of Borrower approving this Agreement, the Line Note and the Closing Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Line Note and the Closing Documents;

     iv. a certificate of the Secretary of Borrower certifying the names and true signatures of the officers of Borrower authorized to sign this Agreement, the Line Note and the Closing Documents; and

     v. a certificate of the Secretary of State of Colorado certifying that Borrower is a corporation duly organized and in good standing under the laws of such State.

3.02 Conditions Precedent to All Advances.  The obligation of Bank to make each
     ------------------------------------
     Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance:

     i.   the following statements shall be true:

          (a) the representations and warranties contained in Section 2 are correct on and as of the date of such Advance as though made on and as of such date; and

          (b) no event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or Potential Default;

          and Bank may request a certificate of an officer of Borrower stating the foregoing;

     ii. Bank shall have received such other approvals, opinions or documents as Bank may reasonably request; and

     iii. Bank's legal counsel is reasonably satisfied as to all legal matters incident to the making of such Advance.

4. AFFIRMATIVE COVENANTS
   ---------------------

So long as the Line Note or any indebtedness of Borrower to Bank remains unpaid or Bank has any commitment to lend hereunder, Borrower will:

4.01 Accounting Records.  Maintain adequate books and accounting records in
     ------------------
     accordance with GAAP, consistently applied, reflecting all financial transactions of Borrower.

4.02 Inspections.  At any reasonable time and from time to time, permit any
     -----------
     agents or representatives of Bank to examine and make copies of and abstracts from records and books of account of Borrower, to visit and inspect the properties of Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors.

4.03   Maintenance of Property.  Maintain and preserve all of its properties and
       -----------------------
       assets necessary or useful in the performance of its business in good working order, repair and condition, ordinary wear and tear excepted.

4 .04  Insurance.  Maintain insurance with responsible and reputable insurance
       ---------
       companies in such amounts and covering such risks as is usually and customarily carried by companies engaged in similar businesses and owning similar properties, including, but not limited to, public liability, property damage and worker's compensation, and deliver to Bank, at Bank's request, schedules setting forth all insurance then in effect and copies of such policies or certificates of insurance.

4.05   Payment of Taxes, Liens.  Pay and discharge, before the same become
       -----------------------
       delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon Borrower or upon its property, and (ii) all lawful claims which, if unpaid, might by law become a lien upon its property, except any thereof which is being contested in good faith and by appropriate proceedings.

4.06   Compliance with Laws. Comply in all material respects with all applicable
       --------------------
       laws, rules, regulations and orders of any government authority, non-compliance with which would materially adversely affect its business or credit.

4.07   Corporate Existence.  Preserve and maintain its corporate existence and
       -------------------
       rights and franchises in its State of incorporation, and all licenses necessary to do business; and qualify and remain qualified and in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its operation or ownership of its properties.

4.08   Reporting.  Furnish Bank the following as soon as available and in any
       ---------
       event:

       i. Within ninety (90) days after the end of each fiscal year of Borrower, a copy of the annual audited financial statements of Borrower as at the end of such fiscal year, including a balance sheet and income statement, audited by an independent Certified Public Accountant ("CPA") reasonably acceptable to Bank, with an unqualified opinion thereon by said CPA;

       ii.   Within forty-five (45) days after the end of each fiscal quarter,
             (a) Borrower's internally prepared statement of financial condition as at the end of such quarter, including a balance sheet and income statement prepared substantially in accordance with GAAP and (b) a certificate as to compliance with the financial covenant in the form of Exhibit B hereto or in such other form as may be acceptable
                     ---------
             to Bank;

       iii. Prior to the end of each fiscal year of Borrower, a copy of Borrower's projected financial statements for the next fiscal year; and

       iv. From time to time such other information as Bank may reasonably request.

4.09   Financial Condition.  Maintain the financial condition of Borrower,
       -------------------
       determined in accordance with GAAP, so that it meets the following requirement measured on a quarterly basis:

          Borrower's ratio of (a) Debt to (b) Annualized Cash Flow will be not more than 3.50:1.

4.10   Deposit Accounts.  Maintain all material deposit accounts at Bank.
       ----------------

4.11   Notice of Significant Events.  Promptly notify Bank in writing of 1) the
       ----------------------------
       occurrence of any Event of Default or Potential Default; 2) any change in its name, address, form of entity, or organizational or capital structure; or 3) the threat of or commencement of any Material Litigation.

5. NEGATIVE COVENANTS
   ------------------

So long as the Line Note or any indebtedness of Borrower to Bank remains unpaid or Bank has any commitment to lend hereunder, without the prior written consent of Bank, Borrower will not:

5.01 Use of Funds.  Use any of the amounts loaned to it by Bank pursuant to this
     ------------
     Agreement for any purpose except as specified in Section 1.01;

5.02 Debt.  Create, incur, assume or permit to exist any Debt except 1) Debt to
     ----
     Bank; 2) Debt which is trade debt incurred by Borrower in the ordinary course of business on a short term basis for the acquisition of supplies or services; and 3) other Debt up to an aggregate amount of $150,000 at any one time outstanding. "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above, and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA;

5.03 Liens. Create, incur, assume, or permit to exist any mortgage, deed of
     -----
     trust, pledge, lien, security interest or other charge or encumbrance or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive any income, other than (i) purchase money security interests or liens in or upon any property acquired or held by Borrower in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (ii) security interests or liens existing in or on such property at the time of its acquisition, and
     (iii) liens for taxes not yet due and payable, deposits or pledges in connection with or to secure payment of workmen's compensation, unemployment insurance or other social security or in connection with the good faith context of any tax lien, provided that the aggregate principal
                                         --------
     amount of the indebtedness secured by the security interests or liens referred to in clauses (i) and (ii) above shall not exceed $50,000 any time outstanding;

5.04 Loans and Investments.  Make any loans or advances to any person or entity
     ---------------------
     or purchase or otherwise acquire the capital stock, assets, or obligations of, or any other interest in, any person or entity or make any other investments, except (i) readily marketable direct obligations of the United States of America or a money market mutual fund investing solely therein;
     (ii) certificates of deposit issued by commercial banks of recognized standing operating in the United States of America; (iii) other loans or investments in an aggregate amount in any one fiscal year not exceeding $1,000,000; or (iv) loans or advances to wholly-owned or controlled subsidiary corporations or similar limited liability entities ("Subsidiaries");

5.05 Guaranty.  Guarantee or become liable in any way as surety for any
     --------
     liability or obligation of any other person or entity except by endorsement of instruments for deposit or collection in the ordinary course of business and except for guarantees of Subsidiaries up to an aggregate amount of $150,000 at any one time outstanding;

5.06 Merger or Sale.  Merge into or consolidate with any corporation or other
     --------------
     entity; or sell, lease, assign or otherwise transfer or dispose of all or any material portion of its assets except for sales of inventory in the ordinary course of business;

5.07 Nature of Business.  Materially change the scope or nature of its business;
     ------------------
     or

5.08 Distribution to Shareholders.  Pay or declare any dividends, or purchase,
     ----------------------------
     redeem or otherwise acquire any of its capital stock, or make any other distributions of any property to any of its shareholders as such.

6. DEFAULT
   -------

   If any of the following events shall occur, it shall be an event of default ("Event of Default"):

6.01 Non-Payment.  Borrower fails to pay any principal of the Line Note or any
     -----------
     other sums payable by Borrower to Bank pursuant to this Agreement when due, or Borrower fails to pay any interest on the Line Note within ten (10) days after any such interest is due;

6.02 Representations.  Any representation or warranty made by Borrower herein or
     ---------------
     in connection herewith proves to have been incorrect in any material respect when made;

6.03 Breach of Negative Covenants.  Borrower fails to observe or comply with any
     ----------------------------
     of the covenants in Section 5 of this Agreement;

6.04 Breach of Covenants.  Borrower fails to perform or observe any other term,
     -------------------
     covenant or agreement contained in this Agreement (other than those referred to in Section 7.01 and 7.03) and such failure has not been cured within ten (10) days after Bank has notified Borrower of such failure;

6.05 Default on Other Debt.  Borrower shall fail to pay any Debt of Borrower
     ---------------------
     (other than Debt evidenced by the Line Note) or any interest or premium thereon when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default or event under any agreement or instrument relating to any such Debt shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

6.06 Insolvency.  Borrower shall generally not pay its debts as such debts
     ----------
     become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against Borrower, shall remain undismissed for a period of thirty days; or Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection;

6.07 Judgments.  Any judgment or order for the payment of money in excess of
     ---------
     $100,000 shall be rendered against Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

6.08 Change in Control.  Any person, entity or group of persons acting together
     -----------------
     (not including the current principal shareholder(s) of Borrower) acquires a sufficient number of the shares of Borrower's voting common stock to enable such acquiring person, entity or group to elect a majority of Borrower's Board of Directors.

7. REMEDIES
   --------

Upon the occurrence of any Event of Default, Bank shall have the right by notice to Borrower:

7.01 Further Loans.  To terminate its commitment to make Advances;
     -------------

7.02 Acceleration.  To declare the Line Balance and all interest accrued thereon
     ------------
     and all other amounts payable under this Agreement to be immediately due and payable whereupon all such indebtedness of Borrower to Bank shall become and be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; and

7.03 Other Rights.  To exercise any other rights or remedies available to it
     ------------
     whether under the Closing Documents, or at law or in equity.

8. MISCELLANEOUS
   -------------

8.01 Waiver; Amendments.  No waiver by Bank or any amendment of any provision of
     ------------------
     this Agreement, nor any consent of Bank to any failure to comply with the terms hereof by Borrower, shall be effective unless made in writing and signed by Bank. No waiver by Bank of any default or of any right to enforce this Agreement shall operate as a waiver of any other default, or of the same default on a future occasion, or of the right to enforce this Agreement on any future occasion. No delay in or discontinuance of the enforcement of this Agreement, nor the acceptance by Bank of installments of principal or interest after the occurrence of any Event of Default, shall operate as a waiver of any default.

8.02 Rights Cumulative.  The rights and remedies herein provided are cumulative
     -----------------
     and not exclusive of any rights or remedies afforded by any promissory note or other agreement executed in connection herewith, or provided by law. Bank's remedies may be exercised concurrently or separately, in any order, and the election of one remedy shall not be deemed a waiver of any other remedy.

8.03 Expenses.  Borrower will pay to Bank on demand all expenses, including
     --------
     reasonable fees and expenses of attorneys, paid or incurred by Bank in connection with the making or collection of Advances made pursuant to this Agreement, or the protection, preservation or enforcement of Bank's rights hereunder.

8.04 Successors and Assigns.  This Agreement shall be binding upon and inure to
     ----------------------
     the benefit of Borrower, Bank and their respective successors and assigns. However, Borrower shall not have the right to assign or otherwise transfer any rights in or under this Agreement without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in the Advances provided for herein. In connection therewith Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to the Advances, Borrower or Borrower's business.

8.05 Governing Law.  This Agreement shall be governed by and construed in
     -------------
     accordance with the laws of the State of Colorado.

8.06 Notices.  All notices, requests and demands given to or made upon either
     -------
     party must be in writing and shall be deemed to have been given or made when personally delivered or two (2) days after having been deposited in the United States Mail, first class postage prepaid, addressed as follows:

          If to Borrower:     Koala Corporation
                              Attn: Mark A. Betker
                              President and CEO
                              11600 E. 53rd Avenue, Unit D
                              Denver,  CO  80239

          If to Bank          Colorado National Bank
                              Attn:  Joni Fish, Vice President
                              918 17th Street
                              Denver, CO  80202

10.07  Accounting Terms.  All accounting terms not specifically defined herein
       ----------------
       shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated herein.

10.08  Recitals.  The recitals to this Agreement and any definitions set forth
       --------
       therein are made a part hereof and incorporated in this Agreement.

10.09  Entire Agreement.  The following documents contain the entire agreement
       ----------------
       between the parties concerning the subject matter hereof: this Agreement, the Line Note and the Closing Documents (collectively, the "Relevant Documents"). Any representation, understanding or promise concerning the subject matter hereof, which is not expressly set forth in any of the Relevant Documents, shall not be enforceable by any party hereto or its successors or assigns. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of any other Relevant Document, the terms of this Agreement shall govern.

10.10 Severability.  The unenforceability of any provision of this Agreement
      ------------
      shall not affect the enforceability or validity of any other provision hereof.

10.11 JURY TRIAL WAIVER.  BANK AND BORROWER EACH IRREVOCABLY WAIVES ITS RIGHT
      -----------------
      TO A JURY TRIAL IN ANY ACTION OR PROCEEDING OF ANY ISSUE, CLAIM, COUNTERCLAIM OR OTHER CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT, BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CREDIT EXTENDED HEREUNDER, OR ANY OTHER AGREEMENT OR DEALINGS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first stated above for the purposes set forth herein.

KOALA CORPORATION                   COLORADO NATIONAL BANK

By:/S/ JEFFREY L. VIGIL             By: /S/ JONI FISH
   --------------------------           -------------------------

Title: Vice President               Title: Vice President
       ----------------------              ----------------------

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